                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement                [_] Confidential, for Use of the
                                                   Commission Only (as Permitted
[X] Definitive Proxy Statement                     by Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               Micron Technology, Inc.
            --------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                           -Enter Company Name Here-
            --------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Notes:

                       [LOGO OF MICRON TECHNOLOGY, INC.]

                 Notice of 1999 Annual Meeting of Shareholders

                               January 18, 2000

To The Shareholders:

  Notice Is Hereby Given that the 1999 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on January 18, 2000, at 9:00 a.m., Mountain Standard Time, at the Boise Centre on the Grove, 850 W. Front Street, Boise, Idaho 83702, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.
  2. To renew approval of the Company's current Executive Bonus Plan for purposes of Section 162(m) of the Internal Revenue Code.
  3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending August 31, 2000.
  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on November 19, 1999, are entitled to notice of and to vote at the meeting. A complete list of the Common Stock shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period ending immediately preceding the date of the meeting, at the Company's headquarters at 8000 S. Federal Way, Boise, Idaho 83716-9632.

  Attendance at the Annual Meeting will be limited to shareholders and guests of the Company. Shareholders may be required to furnish proof of ownership of the Company's stock before being admitted to the meeting. Directions to the meeting's location accompany the Proxy Statement.

  To ensure your representation at the meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, shareholders may vote by telephone or electronically via the internet. Please refer to the instructions included with the Proxy for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their vote.

                                          By Order of the Board of Directors

                                          Roderic W. Lewis
                                          Vice President of Legal Affairs,
                                          General Counsel & Corporate
                                           Secretary

Boise, Idaho
December 10, 1999

          YOUR VOTE IS IMPORTANT, PLEASE SUBMIT YOUR PROXY PROMPTLY.

                       [LOGO OF MICRON TECHNOLOGY, INC.]
                              8000 S. Federal Way
                            Boise, Idaho 83716-9632

                               ----------------

                                PROXY STATEMENT

                      1999 ANNUAL MEETING OF SHAREHOLDERS

                               January 18, 2000

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 1999 Annual Meeting of Shareholders to be held on January 18, 2000, at 9:00 a.m., Mountain Standard Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1999 Annual Meeting of Shareholders. The Annual Meeting will be held at the Boise Centre on the Grove, 850 W. Front Street, Boise, Idaho 83702. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is (208) 368-4000.

  This Proxy Statement and enclosed Proxy are first being mailed on or about December 10, 1999, to all shareholders entitled to vote at the meeting.

Record Date

  Shareholders of record at the close of business on November 19, 1999 (the "Record Date"), are entitled to notice of and to vote at the meeting.

Revocability of Proxy

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to the Company a written notice of revocation or another duly executed proxy bearing a later date than the earlier given proxy.

Solicitation

  The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, internet, facsimile or telegram. The Company intends to use the services of Beacon Hill Partners, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of those services is not known at this time, it is anticipated that the cost to the Company will be approximately $5,000.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares

   The Company has two classes of stock outstanding, Common Stock, $.10 par value per share (the "Common Stock") and non-voting Class A Common Stock, $.10 par value per share ("Class A Common Stock"). At the Record Date, November 19, 1999, 254,037,024 shares of the Common Stock were issued and outstanding and 15,810,277 shares of Class A Common Stock were issued and outstanding.

Voting Rights

   Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of the Company's Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. The Company's Class A Common Stock is not entitled to vote at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholder's decision with respect to the matter voted upon (the "Votes Cast"). Abstentions will have the same effect of voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not effect the outcome of the voting on a proposal.

   Cumulative voting for the election of directors shall not be required unless at least one shareholder has given written notice to the Secretary of the Company of its intention to cumulate votes at least 15 days prior to the date of the meeting. If cumulative voting is requested, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld. The seven nominees for director receiving the highest number of Votes Cast will be elected, whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Abstentions and broker nonvotes as to the election of the directors will not count as Votes Cast "FOR" or "AGAINST" any nominee.

Voting of Proxies

   The shares of the Company's Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given, the shares will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR renewal of the approval of the Company's current Executive Bonus Plan for purposes of Section 162(m) of the Internal Revenue Code, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for fiscal 2000, and (iv) in the discretion of the proxyholders for such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth security ownership information as of November 19, 1999, for (i) persons known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director,
(iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein, and (iv) all directors and executive officers as a group:

Name and Address of          Number of       Right to                 Percent of
Beneficial Owner          Shares Owned(1)   Acquire(2)       Total    Class (3)
-------------------       ---------------   ----------     ---------- ----------
Texas Instruments
 Incorporated............   28,933,092(4)   12,333,358(5)  41,266,450   15.49%
 7839 Churchill Way M.S.
  3999
 Dallas, Texas 75251
FMR Corp.................   20,139,489(6)    1,729,213(7)  21,868,702    8.55%
 82 Devonshire Street
 Boston, Massachusetts
  02109
Capital Research and
 Management Company......   22,782,800(8)    1,112,040(9)  23,894,840    9.37%
 333 South Hope Street
 Los Angeles, CA 90071
Intel Corporation........          --       15,810,277(10) 15,810,277    5.86%
 2200 Mission College
  Boulevard
 Santa Clara, California
  95052
J.R. Simplot Company.....   14,936,000(11)         --      14,936,000    5.88%
 999 Main Street, Suite
  1300
 Boise, Idaho 83707
Steven R. Appleton.......      191,290         301,949        493,239       *
James W. Bagley..........          --           19,000         19,000       *
Donald D Baldwin.........       42,431(12)         --          42,431       *
Robert M. Donnelly.......          --           85,320         85,320       *
Joel J. Kocher...........        6,400(13)         148(14)      6,548       *
Robert A. Lothrop........       42,997(15)      19,000         61,997       *
Thomas T. Nicholson......    1,443,970(16)      19,000      1,462,970       *
Don J. Simplot...........      149,783(17)      19,000        168,783       *
Gordon C. Smith..........        1,132(18)       9,000         10,132       *
Wilbur G. Stover, Jr.....       21,478(19)     147,216        168,694       *
William P. Weber.........       36,763             --          36,763       *
All directors and
 executive officers as a
 group (15 persons)......    2,170,966(20)     971,217(21)  3,142,183    1.23%

--------
  * Less than 1%
 (1) Excludes shares that may be acquired through the exercise of outstanding stock options.
 (2) Represents shares that an individual or entity has a right to acquire within 60 days of November 19, 1999.
 (3) For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding to calculate the Percent of Class of such person or entity, but are not deemed to be outstanding for the purpose of calculating the Percent of Class of any other person or entity.
 (4) Pursuant to an agreement between Texas Instruments Incorporated ("TI") and the Company, TI has agreed that, subject to certain conditions, it will vote its shares of the Company's Common Stock in the same proportion (for, against and abstain) as votes cast by the other holders of the Company's Common Stock with respect to each matter submitted to the shareholders.
 (5) Represents shares issuable as a result of the assumed conversion of $740,000,000 principle amount of 6.5% Convertible Subordinated Notes due September 30, 2005.

 (6) Includes 15,866,802 shares beneficially owned by Fidelity Management & Research Company, 3,605,737 shares beneficially owned by Fidelity Management Trust Company, and 666,950 shares beneficially owned by Fidelity International Limited. FMR Corp. has sole dispositive power with respect to all of the shares and sole voting power with respect to 4,288,493 shares. The foregoing is based upon information obtained from a letter dated November 24, 1999, sent to the Company by FMR Corp.
 (7) Includes 1,713,407 shares beneficially owned by Fidelity Management & Research Company as a result of the assumed conversion of $115,560,000 principal amount of the 7% Convertible Subordinated Debentures due July 1, 2004 ("Debentures") and includes 15,806 shares beneficially owned by Fidelity Management Trust Company as a result of the assumed conversion of $1,066,000 principal amount of the Debentures. The foregoing is based upon information obtained from a letter dated November 24, 1999, sent to the Company by FMR Corp.
 (8) Capital Research and Management Company has sole dispositive power with respect to all of the shares, but does not have shared or sole voting power with respect to any of the shares. The foregoing is based upon information obtained from a Schedule 13G filed by Capital Research and Management Company with the Securities and Exchange Commission ("Commission") on February 11, 1999.
 (9) Represents shares beneficially owned by Capital Research and Management Company as a result of the assumed conversion of $75,000,000 principal amount of the Debentures. The foregoing is based upon information obtained from a Schedule 13G filed by Capital Research and Management Company with the Commission on February 11, 1999.
(10) Represents 100% of the Company's outstanding Class A Common Stock, which is exchangeable for Common Stock, subject to certain conditions. The Company's Class A Common Stock is not entitled to vote at the Annual Meeting.
(11) Includes (i) 7,336,000 shares as to which J.R. Simplot Company has both voting and dispositive power, (ii) 5,000,000 shares as to which J.R. Simplot Company has sole voting power but no dispositive power and (iii) 2,600,000 shares as to which J.R. Simplot Company has the power to direct the vote but no dispositive power. Excludes 7,600,000 shares which are subject to a pledge agreement and as to which shares J.R. Simplot Company has no voting power and no present dispositive power, but can reclaim possession and dispositive power at any time, subject to certain conditions.
(12) Includes 2,431 shares held by his minor children.
(13) Held in joint tenancy with Mrs. Kocher.
(14) Represents shares issuable as a result of the assumed conversion of $9,305.25 principal amount of the Debentures. Does not include options to purchase 270,000 shares of Micron Electronics, Inc. ("MEI") Common Stock exercisable within 60 days of November 19, 1999.
(15) Includes 424 shares held in the name of Mrs. Lothrop and 39,585 shares held in joint tenancy with Mrs. Lothrop.
(16) Includes 10,000 shares held in the name of Mountain View Equipment Company; 8,000 shares held in the name of Miller-Nicholson, Inc.; 7,000 shares held in the name of MN One, Inc.; 10,000 shares held in the name of MN II, Inc.; 50,000 shares held by Blacks Creek Ltd. Partnership; and 16,670 shares held by Mrs. Nicholson.
(17) Does not include shares beneficially owned by J.R. Simplot Company. Mr. Simplot may be deemed to be the beneficial owner of shares beneficially owned by J.R. Simplot Company. He is a shareholder, a Director and the Corporate Vice President of J.R. Simplot Company and is a member of its Office of the Chairman.
(18) Includes 750 shares held in joint tenancy with Mrs. Smith.
(19) Includes 1,950 shares held by his minor children.
(20) Does not include shares beneficially owned by J.R. Simplot Company (see footnote (17) above). Does not include shares of MEI Common Stock held by directors and executive officers. The total number of shares of MEI held directly by all directors and executive officers as a group represents less than 1% of the total outstanding shares of MEI. Excludes shares of MEI held by the Company, which certain directors and executive officers of the Company may be deemed to beneficially own.
(21) Does not include options to purchase 310,000 shares of MEI Common Stock exercisable within 60 days of November 19, 1999, by all directors and executive officers as a group (2 persons).

                           BUSINESS TO BE TRANSACTED

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees

  The Company's Bylaws currently provide for seven directors and it is contemplated that a Board of seven directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven nominees named below, all of whom are presently directors of the Company. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until such person's successor has been elected and qualified, except in the case of earlier death, resignation or removal. Officers are appointed annually by the Board of Directors and serve until their successors are duly chosen and qualified, except in case of earlier death, resignation or removal. The names of the seven nominees and certain information about them are set forth below:

                                                                             Served as a
 Name of Nominee        Age Principal Occupation                            Director Since
 ---------------        --- --------------------                            --------------
 Steven R. Appleton...   39 Chairman, Chief Executive Officer and                1994(1)
                             President of the Company
 James W. Bagley......   60 Chairman and Chief Executive Officer of Lam          1997
                             Research Corporation
 Robert A. Lothrop....   73 Retired, former Senior Vice President of J.R.        1994(2)
                             Simplot Company
 Thomas T. Nicholson..   63 Vice President and member of the Board of            1980
                             Directors of Honda of Seattle and Toyota of
                             Seattle and President of Mountain View
                             Equipment Company
 Don J. Simplot.......   64 Member of Office of the Chairman and                 1982
                             Corporate Vice President of J.R. Simplot
                             Company
 Gordon C. Smith......   70 President of Wesmar, Inc. and Secretary and          1990(3)
                             Treasurer of SSI Management Corp.
 William P. Weber.....   59 Retired, former Vice Chairman of Texas               1998
                             Instruments Incorporated

--------
(1) Mr. Appleton also served as a member of the Board of Directors of the Company between April 1991 and July 1992.
(2) Mr. Lothrop also served as a member of the Board of Directors of the Company between August 1986 and July 1992.
(3) Mr. Smith also served as a member of the Board of Directors of the Company between February 1982 and February 1984.

  Each of the nominees has been engaged in the principal occupations set forth below during the past five years:

  Steven R. Appleton joined the Company in February 1983 and has served in various capacities with the Company and its subsidiaries. Mr. Appleton first became an officer of the Company in August 1989 and has served in various officer positions, including overseeing the Company's semiconductor operations as President,

Chief Executive Officer and Director of Micron Semiconductor, Inc. ("MSI"), then a wholly-owned subsidiary of the Company, from July 1992 to November 1994. From April 1991 until July 1992 and since May 1994, Mr. Appleton has served on the Company's Board of Directors. Since September 1994, Mr. Appleton has served as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Mr. Appleton also serves as a Director of MEI. Mr. Appleton holds a BA in Business Management from Boise State University.

  James W. Bagley became the Chairman and Chief Executive Officer of Lam Research Corporation ("Lam"), a supplier of semiconductor manufacturing equipment, in August 1997, upon consummation of a merger of OnTrak Systems, Inc. ("OnTrak"), a supplier of semiconductor manufacturing equipment, into Lam. From June 1996 to August 1997, Mr. Bagley served as the Chairman and Chief Executive Officer of OnTrak. Prior to joining OnTrak, Mr. Bagley was employed by Applied Materials, Inc., also a supplier of semiconductor manufacturing equipment, for 15 years in various senior management positions, including Chief Operating Officer and Vice Chairman of the Board. Mr. Bagley currently is a Director of three suppliers of semiconductor manufacturing equipment: KLA-Tencor Corporation, Teradyne, Inc. and Kulicke & Soffe Industries, Inc. He has served on the Company's Board of Directors since June 1997. Mr. Bagley holds a BS in Electrical Engineering and MS in Electrical Engineering from Mississippi State University.

  Robert A. Lothrop served as Senior Vice President of J.R. Simplot Company, an agribusiness, from January 1986 until his retirement in January 1991. From August 1986 until July 1992 and since May 1994, Mr. Lothrop has served on the Company's Board of Directors. From July 1992 until November 1994, he served as a Director of MSI. Mr. Lothrop also serves as a Director of MEI. Mr. Lothrop holds a BS in Engineering from the University of Idaho.

  Thomas T. Nicholson has served as Vice President and a member of the Board of Directors of Honda of Seattle and Toyota of Seattle since 1988. Mr. Nicholson has also served since 1982 as President of Mountain View Equipment Company and since 1962 has been a partner of CCT Land & Cattle. He has served on the Company's Board of Directors since May 1980. Mr. Nicholson holds a BS in Agriculture from the University of Idaho.

  Don J. Simplot served as the President of Simplot Financial Corporation, a wholly-owned subsidiary of J.R. Simplot Company, from February 1985 until January 1992. Since 1955, Mr. Simplot has served in various capacities with J.R. Simplot Company and presently serves as a Corporate Vice President. Since April 1994, he has also served as a member of the Office of the Chairman of J.R. Simplot Company. He has served on the Company's Board of Directors since February 1982. Mr. Simplot is also a Director of IMPCO Technologies, Inc.

  Gordon C. Smith has served as President of Wesmar, Inc., a food service company, since September 1996 and has served as Secretary and Treasurer of SSI Management Corp., which manages food service, land, livestock and aircraft operations, since September 1994. Mr. Smith served in various management positions from July 1980 until January 1992 for Simplot Financial Corporation, a wholly-owned subsidiary of the J.R. Simplot Company. From May 1988 until his retirement in March 1994, Mr. Smith served as the President and Chief Executive Officer of J.R. Simplot Company. From February 1982 until February 1984 and since September 1990, he has served on the Company's Board of Directors. Mr. Smith holds a BS in Accounting from Idaho State University.

  William P. Weber served in various capacities with Texas Instruments Incorporated, a semiconductor manufacturing company, and its subsidiaries from 1962 until April 1998. From December 1986 until December 1993 he served as the President of Texas Instruments Incorporated's worldwide semiconductor operations and from December 1993, until his retirement in April 1998, he served as Vice Chairman of Texas Instruments Incorporated. He is a member of the Board of Directors of Kmart Corporation and Unigraphics Solutions, Inc. He has served on the Company's Board of Directors since July 1998. Mr. Weber holds a BS in Engineering from Lamar University and a MS in Engineering from Southern Methodist University.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all applicable filing requirements during the fiscal year ended September 2, 1999, except for Mr. Kocher. Timely reports on SEC Form 4 (Statement of Changes in Beneficial Ownership) were not filed for Mr. Kocher in connection with a purchase of 1,000 shares of the Company's Common Stock on March 25, 1999, and a subsequent sale of 1,000 shares of the Company's Common Stock on April 5, 1999.

Certain Relationships and Related Transactions

  During fiscal 1999, the Company and its subsidiaries sold equipment to, and purchased equipment from, Texas Instruments Incorporated.

  During fiscal 1999, the Company and its subsidiaries purchased microprocessors, chipsets, motherboards and other products from Intel and sold semiconductor memory products and personal computer systems to Intel. In addition, Intel shared the cost of qualifying MEI advertising and marketing expenditures pursuant to a cooperative advertising program sponsored by Intel.

  In August 1999, the Company purchased all of the shares of its subsidiary, Micron Communications, Inc. ("MCC"), which were held by persons other than the Company. MCC was subsequently merged into the Company. The following executive officers of the Company received the following amounts from the Company in exchange for their MCC shares: Mr. Appleton (through Mesa, L.P., a limited partnership of which Mr. Appleton is the general partner), $169,500; Mr. Baldwin, $106,300; and Mr. Stover, $154,300. In addition, Kipp A. Bedard, the Company's Vice President of Corporate Affairs, received $117,800 from the Company in exchange for his MCC shares.

  During fiscal 1999, the Company purchased semiconductor manufacturing equipment and related services from Lam Research Corporation and sold excess spare parts to Lam Research Corporation.

  During fiscal 1999, J.R. Simplot Company and its subsidiaries purchased approximately $809,400 of computer equipment from MEI.

  During fiscal 1999, Honda of Seattle purchased approximately $124,700 of computer equipment from MEI.

Board Meetings and Committees

  The Board of Directors of the Company held a total of seven meetings during the fiscal year ended September 2, 1999. The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

  The Audit Committee held two meetings during fiscal 1999. Messrs. Nicholson and Smith served on the Audit Committee during all of fiscal 1999. On November 23, 1998, Mr. Weber was appointed to the Audit Committee and he served on the Audit Committee for the remainder of fiscal 1999. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and system of internal accounting controls.

  The Compensation Committee held five meetings during fiscal 1999. Mr. Bagley, Mr. Lothrop and Mr. Nicholson served on the Compensation Committee during all of fiscal 1999. The Compensation Committee is primarily responsible for reviewing and approving the compensation for the Company's officers. See "Report of the Compensation Committee of the Board of Directors Regarding Executive Compensation."

  During fiscal 1999, all incumbent directors attended 75% or more of the total number of meetings of the Board of Directors and of the total number of meetings of all committees of the Board on which they served.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal 1999 for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years:

                          SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                         Annual Compensation                  Compensation
                                         --------------------                 ------------
                                                                 Other Annual   Options        All Other
Name and Principal Position  Fiscal Year Salary(1)  Bonus(2)     Compensation  Granted(3)   Compensation(4)
---------------------------  ----------- --------- ----------    ------------ ------------  ---------------
Steven R. Appleton........      1999     $605,000  $1,481,605        $  0       125,000         $ 1,500
 Chairman, CEO &                1998      658,654       4,246           0             0           3,474
 President                      1997      567,404   2,731,078           0       295,069(5)        5,548
Donald D. Baldwin.........      1999      255,962     737,687           0        90,000           1,500
 Vice President of Sales &      1998      277,404       4,509           0             0           4,730
 Marketing(6)                   1997      232,645   1,336,409           0       124,090(5)        5,548
Robert M. Donnelly........      1999      255,962     677,652           0        75,000           1,500
 Vice President of Memory       1998      277,404       1,842           0             0           3,474
 Products                       1997      208,558   1,199,230           0       129,251(5)        5,548
Joel J. Kocher............      1999      448,077     255,768(7)        0             0(8)        3,670
 Chairman and CEO of            1998      220,769     300,362(7)        0             0(8)       56,772
 Micron Electronics, Inc.       1997(9)       --          --          --            --              --
Wilbur G. Stover, Jr......      1999      358,346     874,921           0        90,000           1,500
 Vice President of Finance      1998      390,289       2,547           0             0          12,359
  &  CFO                        1997      359,423   1,660,868           0       195,073(5)       39,345

--------
(1) Includes compensation deferred by the employee under the Company's 401(k) retirement plan.
(2) In the case of Messrs. Appleton, Baldwin, Donnelly and Stover, includes executive bonuses earned and paid during the fiscal year for financial performance goals relating to previous fiscal years. See the subheading "Company Performance Bonuses" under the "Report of the Compensation Committee of the Board of Directors Regarding Executive Compensation." Also includes profit sharing and bonuses for the filing and issuance of patents. Fiscal 1997 includes amounts paid as part of a non-recurring restructuring of executive severance agreements.
(3) Includes options to purchase shares of the Company's Common Stock under the Company's 1985 Incentive Stock Option Plan and 1994 Stock Option Plan.
(4) In the case of Messrs. Appleton, Baldwin, Donnelly and Stover consists of Company contributions made on the named executive's behalf under the Company's 401(k) retirement plan. In the case of Mr. Stover fiscal 1997 amount includes $33,149 of sabbatical pay. In the case of Mr. Kocher, consists of relocation costs paid by MEI.
(5) Includes options granted at the end of fiscal 1997 as part of an incentive compensation program for fiscal 1998 in the following amounts: Mr. Appleton, 70,000; Mr. Baldwin, 55,000; Mr. Donnelly, 55,000; and Mr. Stover, 60,000. Also includes options awarded as part of a non-recurring restructuring of executive severance agreements.
(6) Mr. Baldwin has announced his resignation from the Company effective December 31, 1999.
(7) Mr. Kocher's 1999 bonus was earned in fiscal 1999 and paid in fiscal 2000. His 1998 bonus was earned in fiscal 1998 and paid in fiscal 1999. Also includes amounts paid under MEI's profit sharing plans.
(8) During fiscal 1999, Mr. Kocher was granted an option to purchase 50,000 shares of MEI Common Stock; during fiscal 1998, he was granted options to purchase a total of 650,000 shares of MEI Common Stock. Mr. Kocher does not have any options to purchase the Company's Common Stock.
(9) Mr. Kocher joined MEI in January 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on options to purchase the Company's Common Stock granted to the Named Executive Officers in fiscal 1999:

                                   Individual Grants
                         --------------------------------------
                                 Percent of                     Potential Realizable
                                   Total                          Value at Assumed
                                  Options   Exercise            Annual Rates of Stock
                                 Granted to or Base              Price Appreciation
                                 Employees   Price               for Option Term(2)
                         Options in Fiscal    Per    Expiration ---------------------
          Name           Granted    Year    Share(1)    Date        5%        10%
          ----           ------- ---------- -------- ---------- ---------- ----------
Steven R. Appleton...... 125,000    1.47%   $28.037  9/21/2008  $2,204,026 $5,585,460
Donald D. Baldwin.......  90,000    1.06%    28.037  9/21/2008   1,586,898  4,021,531
Robert M. Donnelly......  75,000    0.88%    28.037  9/21/2008   1,322,415  3,351,276
Joel J. Kocher(3).......       0      --         --         --          --         --
Wilbur G. Stover, Jr....  90,000    1.06%    28.037  9/21/2008   1,586,898  4,021,531

--------
(1) All options were granted with an exercise price equal to the fair market value of the Company's Common Stock on September 21, 1998, the date of grant.
(2) Potential realizable value is based on an assumption that the stock price for the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Potential realizable value is shown net of exercise price. The numbers are calculated based on the regulations promulgated by the Commission and do not reflect the Company's estimate of future stock price growth.
(3) Mr. Kocher, the Chairman and CEO of MEI, has not received options to purchase the Company's Common Stock. During fiscal 1999, Mr. Kocher was granted an option to purchase 50,000 shares of MEI Common Stock at an exercise price of $13.275 per share by MEI's Board of Directors.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table provides information regarding option exercises in fiscal 1999 by the Named Executive Officers and the value of such officers' unexercised options at September 2, 1999:

                                                                       Value of
                                                     Number of        Unexercised
                                                    Unexercised      In-The-Money
                                                 Options at Fiscal Options at Fiscal
                          Number of                  Year-End         Year-End(2)
                           Shares                ----------------- -----------------
                         Acquired on    Value     Exercisable (E)   Exercisable (E)
          Name            Exercise   Realized(1) Unexercisable (U) Unexercisable (U)
          ----           ----------- ----------- ----------------- -----------------
Steven R. Appleton......   152,606   $8,495,999       228,949(E)      $11,999,947(E)
                                                      251,000(U)       11,197,252(U)
Donald D. Baldwin.......    69,000    3,989,681       128,191(E)        6,374,619(E)
                                                      180,800(U)        7,968,338(U)
Robert M. Donnelly......    39,000    1,200,150        41,520(E)        1,964,585(E)
                                                      161,800(U)        7,085,743(U)
Joel J. Kocher(3).......         0            0             0                   0
Wilbur G. Stover, Jr. ..    93,459    3,804,503        93,816(E)        4,095,626(E)
                                                      193,400(U)        8,508,875(U)

--------
(1) The Value Realized was calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise, regardless of whether the shares acquired on exercise were held or sold.
(2) Represents the difference between the exercise price of the options and $75.25, the closing price of the Company's Common Stock on September 2, 1999.
(3) Mr. Kocher does not have any options to purchase the Company's Common Stock. At fiscal year end, Mr. Kocher had exercisable options to purchase 180,000 shares of MEI Common Stock which had a value of $111,384 and unexercisable options to purchase 520,000 shares of MEI Common Stock which had a value of $290,836. Mr. Kocher did not exercise any MEI options during fiscal 1999.

Compensation of Directors

  Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive an annual retainer of $50,000. Pursuant to the Company's 1998 Non-Employee Directors Stock Incentive Plan ("DSIP"), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. Directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

  In June 1997, the Board of Directors amended the Company's 1994 Stock Option Plan (the "1994 Plan") to allow directors to participate in the 1994 Plan and approved a program whereby non-employee directors are granted (i) an initial option to purchase 10,000 shares upon the later to occur of the date of their appointment to the Board or June 30, 1997, the date on which resolutions approving the program were passed by the Board of Directors, and (ii) an annual subsequent option to purchase 3,000 shares of the Company's Common Stock. The options granted to the non-employee directors are fully vested on the date of grant and have an exercise price equal to the fair market value at the date of grant. As of November 19, 1999, each of Messrs. Bagley, Lothrop, Nicholson and Simplot had options outstanding to purchase 19,000 shares at a weighted average exercise price of $44.35 per share. Mr. Smith had options outstanding to purchase 9,000 shares at a weighted average exercise price of $48.09 per share.

  Mr. Lothrop has entered into an agreement with the Company pursuant to which his receipt of the director fees he earned prior to January 1999 is deferred until the first business day of the calendar year in which he no longer serves as a director of the Company. Deferred amounts, in the case of his termination of service as a director, are paid in five annual installments. In the event of death, the balance then owed is paid in a single sum as soon as practicable following his death. All amounts deferred are recorded as a liability in the records of the Company. Such amounts accrue interest monthly at a rate per annum equal to the Company's average investment portfolio yield for such month.

Termination of Employment Agreements and Change in Control Arrangement

  Severance Agreements

  The Company has entered into Severance Agreements with each of the Named Executive Officers and certain other officers of the Company relating to termination and compensation upon termination. The Severance Agreements allow either the Company or the officer to terminate the officer's employment with the Company or the officer's status as an officer of the Company, for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing to the other party. The Severance Agreements generally provide a six month "Transition Period" which begins upon termination of the officer's employment with the Company or status as an officer of the Company. Mr. Kocher's agreement, which is between Mr. Kocher and MEI, provides for a twelve month Transition Period. During the Transition Period, the officer is entitled to receive all benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to the Company's practices and plans with respect to the officer's benefits and compensation in effect as of the date of the officer's date of termination of employment or status as an officer ("Termination Date"). However, such terminated officers are not entitled to any new grants of interest in future executive bonus pools, any new grants of stock options, and payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria existed as of the Termination Date.

  Change in Control Arrangement

  On October 31, 1988, the Company's Board of Directors adopted an arrangement whereby, upon any change in control of the Company, all unvested shares and options shall vest, and all unpaid bonuses subject to installments shall be immediately due and payable. "Change in Control" is defined under this arrangement to mean the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of the Company then outstanding.

  Mr. Kocher is subject to the change of control provisions adopted by MEI's Board of Directors. For MEI, a "Change of Control," for purposes other than MEI's 1995 Stock Option Plan, means the acquisition by any person or entity of securities of MEI which results in such person or entity owning or controlling more of the combined voting power of MEI than does the Company and owning or controlling more than 35% of the voting securities of MEI or, subject to the Company owning or controlling more than 35% of the securities of MEI, the acquisition by any person or entity of more than 35% of the common stock of the Company.

  Upon a Change of Control of MEI, a cash lump-sum payment in the amount equal to the salary payable under the MEI officer's Severance Agreements shall be made to each MEI officer in exchange for any further salary obligations thereunder. In addition, the chief executive officer and certain additional officers of MEI and its subsidiaries shall be entitled to receive two years base salary, unless the relevant officer receives a comparable offer of employment. MEI shall also pay any allocated MEI executive bonuses at the maximum level established by MEI's Board of Directors as of the most recent allocation and any bonuses that have been awarded for previous years but have not previously been paid. In connection with such payments, MEI shall pay all employees such amounts, if any, that are necessary to place such employees in the same after-tax position as the employees would have been in had no excise tax been imposed under Section 280G of the Internal Revenue Code of 1986, as amended.

  A Change of Control for purposes of MEI's 1995 Stock Option Plan means the acquisition, by any person or entity, of securities of MEI which results in such person or entity owning or controlling more of the combined voting power of MEI than does the Company and owning or controlling more than 20% of the voting securities of MEI or the acquisition by any person or entity of more than 35% of the Common Stock of the Company. The MEI 1995 Stock Option Plan provides that, in the event of a Change of Control of MEI, the unexercised portion of any options under such plan shall be immediately exercisable.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph set forth herein shall not be incorporated by reference into any such filings.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                       REGARDING EXECUTIVE COMPENSATION

Compensation Committee

  This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Messrs. Bagley, Lothrop and Nicholson serve as members of the Committee. The Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, stock option grants and other compensation, of the Company's executive officers. Compensation for the Company's executive officers for fiscal 1999, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Committee and reviewed and approved by the Company's Board of Directors. The compensation of Joel J. Kocher, Chairman and Chief Executive Officer, of MEI, was determined by MEI's Compensation Committee and reviewed and approved by MEI's Board of Directors.

Executive Officer Compensation

  The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company and its subsidiaries. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company and its subsidiaries. The following is a summary of the executive officer compensation programs:

  Cash Compensation

  Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including
(i) individual performance, (ii) level of responsibility, (iii) technical expertise, (iv) length of service, (v) Company performance and (vi) industry compensation levels.

  Company Performance Bonuses. Cash bonuses to executive officers are intended to reward executive officers for the Company's financial performance during the fiscal year. Accordingly, bonuses are determined based on performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of the Company's profits at the end of the fiscal year. Performance bonus percentages are established according to a subjective analysis of each executive officer's contribution to the Company according to the same criteria utilized to determine base salary. For fiscal 1994 and 1995 bonuses and profits were determined on a consolidated basis. For fiscal 1996, 1997, 1998 and 1999 bonuses and profits, if any, were determined on an unconsolidated basis (i.e. excluding the results of operations of MEI, Micron Quantum Devices, Inc. and Micron Communications, Inc.). No performance bonuses were earned for fiscal 1998 and fiscal 1999 as a result of the

Company's financial performance for such periods. Performance bonuses for fiscal 1994, 1995, 1996 and 1997 are generally paid in installments over a five year period and are subject to payment restrictions, including that the Company be profitable in the fiscal quarter immediately prior to payment, as described below. However, bonus installments attributable to the Company's fiscal results in 1995 and 1996 that would have otherwise been payable in 1999 and 2000 were paid in fiscal 1997 in connection with Amendments to Severance Agreements and Agreements Not to Compete. The performance bonuses paid in fiscal 1999 relate to the Company's performance in fiscal 1994, 1995, 1996 and 1997 and represent amounts that would have been payable in fiscal 1998 but were delayed until after the Company's first profitable quarter in fiscal 1999. Bonuses for fiscal 2000, if any, will be paid in a lump sum payment.

  Profit Sharing. The Company distributes ten percent (10%) of the Company's quarterly after-tax profits (determined on an unconsolidated basis) to all eligible employees of the Company.

  Incentive Bonuses. From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of technological advances.

  Equity Compensation

  In order to provide incentive to the executive officers and employees of the Company related to long-term growth in the value of the Company's Common Stock, the Company issues incentive stock options and nonstatutory stock options to such persons under the Company's 1994 Stock Option Plan, Nonstatutory Stock Option Plan, 1997 Nonstatutory Stock Option Plan and 1998 Nonstatutory Stock Option Plan (collectively, the "Stock Plans"). The determination of who receives stock options under the Stock Plans and the number of stock options granted to each such recipient is based upon the same criteria utilized to determine base salary.

  Other Compensation

  In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including executive officers, are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holiday, sick time, emergencies and personal needs. Executive officer participation in various professional organizations and associations may also be funded by the Company.

  Payment/Exercise Restrictions

  In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, many compensation programs for employees and executive officers contain provisions which subject the payment or realization of benefits under such programs to certain conditions. In this regard, Company performance bonuses awarded to each executive officer are earned and paid subject to the following conditions: (i) the Company is profitable in the fiscal quarter immediately prior to payment;
(ii) the individual is employed by the Company or a subsidiary of the Company at the time of payment (regardless of the fiscal year results for which the payment is attributable); and (iii) the Committee's certification that the executive officer's goals were achieved. Likewise, stock options granted to executive officers typically have a term of ten years and vest twenty-five percent (25%) each year for a period of four years from the date of grant.

CEO Compensation

  Steven R. Appleton's annual base salary was set at $650,000 in July 1997 and was based primarily on Mr. Appleton's overall and anticipated performance, the Company's performance, and the Committee's assessment of the compensation practices of other semiconductor manufacturing companies. Mr. Appleton did not earn any cash bonus payments pursuant to Company Performance Bonuses for fiscal 1998 or 1999. Mr. Appleton received a cash bonus of $1,478,633 in fiscal 1999 which was related to the Company's performance in fiscal 1994, 1995, 1996 and 1997. See the description of "Company Performance Bonuses" and "Payment/Exercise Restrictions" in this Report.

  In fiscal 1999, Mr. Appleton was granted options to purchase 125,000 shares. The Company granted stock options to other executive officers at the same time. The Committee did not have a plan pursuant to which a predetermined number of stock options were allocated to Mr. Appleton. The actual number of the stock options granted to Mr. Appleton was based upon subjective and objective factors, such as his individual performance, his position in the Company relative to the other executive officers who received option grants on the same date, the Company's overall performance, his length of service with the Company, his past contributions to the success of the Company, his expected contributions to the future success of the Company and industry practices.

                                 Compensation Committee of the Board of
                                 Directors

                                          James W. Bagley
                                          Robert A. Lothrop
                                          Thomas T. Nicholson

Compensation Committee Interlocks and Insider Participation

  During fiscal 1999, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries.

                               PERFORMANCE GRAPH

  The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index from August 31, 1993, through August 31, 1998. In September 1994, the Company was added to the S&P Electronics (Semiconductors) Index. For purposes of this disclosure, current companies of S&P Electronics (Semiconductors) Index include Advanced Micro Devices, Inc.; Intel Corporation; LSI Logic Corporation; Micron Technology, Inc.; National Semiconductor Corporation; and Texas Instruments Incorporated.

  Note: Management cautions that the stock price performance information shown in the graph below is provided as of fiscal year-end and may not be indicative of current stock price levels or future stock price performance.

                           [PERFORMANCE GRAPH CHART]

The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last trading day of the Company's fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1994, in Common Stock of Micron Technology, Inc., the S&P 500 Composite Index, and the S&P Electronics (Semiconductors) Index. Any dividends paid during the period presented are assumed to be reinvested. The Performance was plotted using the following data:

                            Micron Technology, Inc.
                            Stock Performance Graph

                                                         Fiscal Year 1999
                                                   -----------------------------
                                                   1994 1995 1996 1997 1998 1999
                                                   ---- ---- ---- ---- ---- ----
Micron Technology, Inc............................ 100  384  114  223  114  375
S&P 500 Composite Index........................... 100  121  144  203  219  307
S&P Electronics (Semiconductors) Index............ 100  178  158  361  265  665

PROPOSAL 2. RENEWAL OF THE APPROVAL OF THE COMPANY'S CURRENT EXECUTIVE BONUS
            PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

  At the 1994 Annual Meeting of Shareholders, the shareholders approved the Micron Technology, Inc. Executive Bonus Plan (the "Plan") in order to enable the Company to qualify payments made to executives pursuant to the Plan as deductible for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the Company's deduction for federal income tax purposes of compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four highest paid executives unless the plans under which the compensation was paid meets the requirements of Section 162(m). A compensation plan which is performance based and approved by the Company's shareholders at least once every five (5) years will not be subject to the deduction limit. Therefore, in order to fully deduct future payments made under the Plan, the Board of Directors of the Company is requesting that shareholders approve for another five years the Executive Bonus Plan at the Annual Meeting.

  The following is a summary of the terms of the Executive Bonus Plan. The Executive Bonus Plan is attached as Appendix A to this Proxy Statement, and the following summary is qualified in its entirety by reference to it.

Purpose

  The Plan is designed to attract, retain, and reward highly qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

Eligible Participants

  Individuals who are eligible to participate in the Plan include the executive officers and certain other key employees of the Company as may be determined by the Compensation Committee of the Board of Directors. Individuals subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") are considered to be executive officers for purposes of the Plan.

Administration

  The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The present members of the Committee are James W. Bagley, Robert A. Lothrop and Thomas T. Nicholson, all of whom are deemed to be outside directors of the Company, as defined under Section 162(m). None of the members receive compensation from the Company in any capacity other than as a director of the Company.

  Promptly after the beginning of the fiscal year the Committee determines (i) the percentage or other amount related to the Company's profits available for award under the Plan (the Company's consolidated after-tax net profits); (ii) the executives eligible to participate; (iii) each executive's bonus based on the Company's profits for the fiscal year; and (iv) the frequency at which each bonus will be paid when attained.

  The maximum bonus amount that can be paid to any executive with respect to any one fiscal year results cannot exceed the greater of $2,000,000 or two percent (2%) of the Company's consolidated after-tax net profits. Bonuses will be paid only when the Committee certifies in writing that the profitability requirement has been met. In the event of a Change in Control any bonuses earned, but not yet paid under the Plan, shall be immediately payable. See "Change in Control Arrangement" set forth on page 11.

  The Committee may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable laws or regulations.

  The amount of bonuses to be paid in the future pursuant to the Plan are dependent on the Company's future profitability and are undeterminable. The following table shows the amounts paid pursuant to the Plan in fiscal 1999 to all of the Company's executive officers as a group and all employees, including all current officers who are not executive officers, as a group. Please see the "Summary Compensation Table" for amounts paid to the Company's Named Executive Officers.

      Name and Position                                                Bonus(1)
      -----------------                                               ----------
      Executive Group (9 persons)(2)................................. $4,640,491
      Non-Executive Officer Employee Group (55 persons)..............  3,985,116

--------
(1) The amounts paid in fiscal 1999 are comprised of amounts earned under the Plan based on the Company's performance in fiscal 1994, 1995, 1996 and 1997.
(2) Mr. Kocher has not been awarded any bonuses under the Plan, however, he is eligible for bonuses under MEI's Management and Executive Incentive Plan ("the MEI Plan"). In fiscal 1999, Mr. Kocher received $255,000 pursuant to the MEI Plan.

Required Vote

  The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to renew the approval of the Executive Bonus Plan for purposes of
Section 162(m). With respect to this vote, abstentions will not be counted as voting on this proposal. If the Plan is not approved by the shareholders, some bonuses paid under Plan may not be fully deductible for federal income tax purposes.

  The Board of Directors recommends voting "FOR" the proposal to renew the approval Company's current Executive Bonus Plan for purposes of Section 162(m).

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed PricewaterhouseCoopers LLP ("PWC"), independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 2000. PWC and its predecessor, Coopers and Lybrand LLP, have been the Company's independent accountants since fiscal 1985. In the event of a negative vote on the ratification of PWC, the Board of Directors will reconsider its decision to appoint PWC as the Company's independent accountants. Representatives of PWC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

  The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 4. OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.

     DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Proposals of shareholders of the Company which are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices located at 8000 S. Federal Way, Boise, Idaho 83716-9632, no later than July 1, 2000, and must also be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting. Proposals which are submitted after July 1, 2000, will be untimely and will not be considered at the meeting.

                                          THE BOARD OF DIRECTORS

December 10, 1999

                                                                     Appendix A

                            MICRON TECHNOLOGY, INC.

                             EXECUTIVE BONUS PLAN
                 (As adopted and effective November 28, 1994)

 1. PURPOSE

  The Micron Technology, Inc. Executive Bonus Plan (the "Plan") is designed to attract, retain, and reward highly qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

 2. DEFINITIONS

    (a) Bonus--The cash incentive awarded to an Executive Officer or Key Employee pursuant to terms and conditions of the Plan.

    (b) Board--The Board of Directors of Micron Technology, Inc.

    (c) Change in Control--The acquisition by any person or entity, directly, indirectly, or beneficially, acting alone or in concert, of more than thirty-five percent (35%) of the Common Stock of Micron Technology, Inc., at any time outstanding.

    (d) Code--The Internal Revenue Code of 1986, as amended.

    (e) Committee--The Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan, in compliance with requirements of Section 162(m) of the Code.

    (f) Company--Micron Technology, Inc., and any other corporation in which Micron Technology, Inc., controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of voting securities.

    (g) Executive--An Executive Officer or Key Employee of the Company.

    (h) Executive Officer--Any officer of the Company subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934 ("Exchange Act").

    (i) Key Employee--Any employee of the Company as may be designated by the Committee.

    (j) Plan--The Micron Technology, Inc., Executive Bonus Plan.

3. ELIGIBILITY

  Only Executives are eligible for participation in the Plan.

4. ADMINISTRATION

  The awards under the Plan shall be based on the profits of the Company as determined by the Company's consolidated after-tax net profits. The Committee shall administer the Plan and shall have full power and authority to construe, interpret, and administer the Plan necessary to comply with the requirements of Section 162(m) of the Code. The Committee's decisions shall be final, conclusive, and binding upon all persons. The Committee shall certify in writing prior to commencement of payment of the bonus that the performance goal or goals under which the bonus is to be paid has or have been achieved. The Committee in its sole discretion has the authority to reduce the amount of a bonus otherwise payable to Executives upon attainment of the performance goal established for a fiscal year. At the beginning of each fiscal year consistent with the requirements of Section 162(m), the Committee shall: (i) determine the percentage or other amount related to the Company's profits available for award under the Plan; (ii) determine the Executive Officers and Key Employees eligible to participate in the Plan for the fiscal year; and (iii) determine each Executive's bonus based on the Company's profits for the fiscal year; and
(iv) determine the frequency at which each bonus will be paid when attained.

  The maximum bonus amount that can be paid to any executive with respect to any one fiscal year results cannot exceed the greater of $2,000,000 or two percent (2%) of the Company's consolidated after-tax net profits.

  In the event of a Change in Control, any bonuses earned but not yet paid under the Plan shall be immediately payable. If the Executive ceases to be employed by the Company or by any of its subsidiaries, any unpaid bonuses shall be paid in accordance with the Executive's termination agreement, and as otherwise determined by the Committee. Unpaid bonuses may also be canceled at the discretion of the Committee.

  The Committee may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval or advisable under the regulations of the Internal Revenue Service or other applicable law or regulation.

5. NONASSIGNABILITY

  No Bonus or any other benefit under the Plan shall be assignable or transferable by the participant during the participant's lifetime.

6. NO RIGHT TO CONTINUED EMPLOYMENT

  Nothing in the Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

7. EFFECTIVE DATE

  The Plan shall become effective on November 28, 1994. The Committee may terminate or suspend at any time.

           [MAP OF DIRECTIONS TO 1999 ANNUAL MEETING OF SHAREHOLDERS]

          This Proxy is solicited on behalf of the Board of Directors

                       [LOGO OF MICRON TECHNOLOGY, INC.]

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 18, 2000


The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 1999 Annual Meeting of Shareholders and Proxy Statement, each dated December 10, 1999, and hereby appoints Steven R. Appleton and Wilbur G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Micron Technology, Inc., to be held January 18, 2000, at 9:00 a.m., Mountain Standard Time, at the Boise Centre on the Grove, 850 W. Front Street, Boise, Idaho 83702, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:     [_] FOR all nominees listed below      [_] WITHHOLD authority to vote for all
                                  (except as indicated)              nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below: Steven R. Appleton; James
W. Bagley; Robert A. Lothrop; Thomas T. Nicholson; Don J. Simplot; Gordon C. Smith; William P. Weber

                        (to be signed on reverse side)

                          (continued from other side)

2. PROPOSAL BY THE COMPANY TO RENEW APPROVAL OF THE COMPANY'S CURRENT EXECUTIVE BONUS PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

                                 Dated___________________________


                                 ________________________________
                                 Signature


                                 ________________________________
                                 Signature

(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)